UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On May 6, 2008, the Board of Director of Generex Biotechnology Corporation (the “Company”) approved, as recommended by the Company’s Compensation Committee, the following base salary increases, bonuses and other compensation to the Company’s named executive officers.

The Board approved a five percent increase in the base salaries of the named executive officers, effective as of January 1, 2008, as follows:

Named Executive	Base Salary Effective as of January 1, 2008
Anna E. Gluskin President and Chief Executive Officer	USD $525,000
Rose C. Perri Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary	USD $420,000
Mark A. Fletcher Executive Vice President and General Counsel	USD $315,000

Amounts representing the retroactive salary increases from January 2008 through date of payment will be paid by June 1, 2008.

The Board approved the following bonuses in respect of individual and Company performance in the fiscal year ended July 31, 2007 to be paid in cash by June 1, 2008 to the named executive officers as follows:

Named Executive	Bonus
Anna E. Gluskin President and Chief Executive Officer	USD $215,000
Rose C. Perri Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary	USD $165,000
Mark A. Fletcher Executive Vice President and General Counsel	USD $125,000

In addition, the Board approved cash payments to the named executive officers to compensate them for income tax liabilities incurred in respect of shares of restricted common stock of the Company awarded to each officer in August 2007 in the following aggregate amounts: Ms. Gluskin - CAD $281,101; Ms. Perri - CAD $254,963; and Mr. Fletcher CAD $245,963. Payment of such compensation shall correspond to the vesting schedule for the restricted shares as follows:

Named Executive	2007 Payment Amount (by June 1, 2008) (CAD $)	2008 Payment Amount (by August 16, 2009) (CAD $)	2009 Payment Amount (by August 16, 2010) (CAD $)
Anna E. Gluskin	$140,551	$70,275	$70,275
Rose C. Perri	$122,982	$61,491	$61,491
Mark A. Fletcher	$175,618	$35,173	$35,173

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Date: May 9, 2008	By:	/s/ Rose C. Perri
Chief Operating Officer and
Chief Financial Officer (principal financial officer)